EXHIBIT 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Biomerica, Inc. and Subsidiaries

Irvine, California

We hereby consent to the incorporation by reference in, the previously filed Registration Statements on Form S-8 (Nos. 333-33494, 333-179443 and 333-204410) of Biomerica, Inc. and Subsidiaries, of our report dated August 31, 2015, relating to the consolidated financial statements as of May 31, 2015 and 2014 and for the years ended May 31, 2015 and 2014, which appears in this Form 10-K.

/s/ PKF
PKF
Certified Public Accountants
A Professional Corporation

San Diego, CA

August 31, 2015